EXHIBIT 21

Subsidiaries of Apollo Group, Inc.
Entity	Jurisdiction of Incorporation or Formation
Apollo Development Corp.	Arizona
Apollo Global, Inc.[1]	Delaware
Apollo Group China, LLC	Arizona
Apollo Investments, Inc.	Arizona
Apollo NB Holding Company	Arizona
Aptimus, Inc.	Washington
Insight Schools, Inc.	Oregon
Institute for Professional Development	California
Riverpoint Lot 2, LLC	Arizona
Riverpoint Lots 1/3/5, LLC	Arizona
The College for Financial Planning Institutes Corporation	Arizona
The University of Phoenix, Inc.	Arizona

Assumed Names
Corporate Name	Assumed Name	State(s) where used
Apollo Group, Inc.	Apollo Education	California
Institute for Professional Development	Institute for Professional Development of California, Inc.	Connecticut, New Jersey
Institute for Professional Development	Institute for Professional Development, Inc.	Arizona, Florida, Illinois, Indiana, Kentucky, North Carolina, Oregon, Pennsylvania, Tennessee, Virginia
Institute for Professional Development	Institute for Professional Development Corporation	Iowa

Subsidiaries of Apollo Global, Inc.
Entity	Jurisdiction of Incorporation or Formation
Cooperatieve Apollo Global Netherlands U.A.	Netherlands
Apollo UK Acquisition Company Limited	United Kingdom
Western International University, Inc.	Arizona, USA

[1]	Apollo Group, Inc. owns 85.6% of Apollo Global, Inc.

Subsidiaries of Cooperatieve Apollo Global Netherlands U.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Chile, S.A.	Chile
Apollo Global Mexico, S. de R.L. de C.V.	Mexico

Subsidiaries of Apollo UK Acquisition Company Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Holdings PLC	United Kingdom

Subsidiaries of Apollo Global Chile, S.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Chile Comunicaciones, Limitada	Chile
Universidad de Artes, Ciencias y Comunicación[2]	Chile
Instituto Superior de Artes y Ciencias de la Comunicación S.A. (“I.A.C.C”)	Chile
Sociedad de Transportes Trans-Guil Limitada (“Trans-Guil”)	Chile

Subsidiaries of Apollo Global Mexico, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Mexico Sub, S. de R.L. de C.V.	Mexico

Subsidiaries of Apollo Global Mexico Sub, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Universidad Latinoamericana, S.C. (“ULA”)	Mexico

Subsidiaries of BPP Holdings PLC
Entity	Jurisdiction of Incorporation or Formation
BPP Services Ltd.	United Kingdom
BPP College of Professional Studies Ltd.	United Kingdom
Mander Portman Woodward Ltd.	United Kingdom

Subsidiaries of BPP Services Ltd.
Entity	Jurisdiction of Incorporation or Formation
BPP Learning Media Ltd.	United Kingdom
BPP Professional Education Ltd.	United Kingdom

[2]	UNIACC is a non-profit entity; its members are I.A.C.C. and Apollo Global Chile, S.A.